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EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

Biomerica, Inc. and Subsidiary
Newport Beach, California

We hereby consent to the incorporation by reference, in the previously filed Registration Statements on Form S-8 (Nos. 333-33494, 333-00159, 333-47054 and 333-143346) of Biomerica, Inc. and Subsidiary, of our report dated August 20, 2007, relating to the consolidated financial statements as of May 31, 2007 and for the years ended May 31, 2007 and 2006, which appears in this Form 10-KSB.


/s/ PKF
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Certified Public Accountants
A Professional Corporation

San Diego, CA
August 28, 2007